UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 30, 2015

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2015, Hallmark Financial Services, Inc. (“Hallmark” and, collectively with its subsidiaries, the “Company”) and two of its insurance company subsidiaries, American Hallmark Insurance Company of Texas (“AHIC”) and Hallmark Insurance Company (“HIC”), entered into a Second Restated Credit Agreement with Frost Bank (“Frost”). The Second Restated Credit Agreement reinstates the credit facility with Frost which expired by its terms on April 30, 2015. The Second Restated Credit Agreement also amends certain provisions of the credit facility and restates the agreement with Frost in its entirety.

The Second Restated Credit Agreement provides a $15.0 million revolving credit facility, with a $5.0 million letter of credit sub-facility. The outstanding balance of the revolving credit facility bears interest at a rate equal to the prime rate or LIBOR plus 2.5%, at Hallmark’s election. Hallmark pays an annual fee of 0.25% of the average daily unused balance of the credit facility and letter of credit fees at the rate of 1.00% per annum.  The obligations under the revolving credit facility are secured by a security interest in the capital stock of AHIC and HIC.  In connection with the Second Restated Credit Agreement, Frost released all other collateral and the guaranties of Hallmark’s subsidiaries. The revolving credit facility contains covenants that, among other things, require the Company to maintain certain financial and operating ratios and restrict certain distributions, transactions and organizational changes. The Second Restated Credit Agreement expires on June 30, 2018.

The foregoing description of the Second Restated Credit Agreement is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 8.01	Other Events

On June 30, 2015, the Company and Redpoint Comp Holdings LLC (“Purchaser”) consummated the transactions contemplated by the Asset and Renewal Rights Acquisition Agreement (the “Sale Agreement”) executed on April 8, 2015. Pursuant to the Sale Agreement, Purchaser acquired exclusive renewal rights to the Company’s current in-force Texas workers compensation policies, together with certain physical assets associated with the administration of such in-force policies. In consideration for such renewal rights and physical assets, Purchaser assumed certain office lease obligations of the Company and offered employment to certain employees of the Company. Purchaser also agreed to administer the run-off of all of the Company’s current workers compensation policies and claims for a period of three years. In connection with the transaction, the Company made a one-time payment to the Purchaser of $83,000. The Company also agreed not to compete in the workers compensation line of insurance in the State of Texas (with certain exceptions) until after the assumed office lease obligations expire on October 31, 2017.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Second Restated Credit Agreement among Hallmark Financial Services, Inc., American Hallmark Insurance Company of Texas, Hallmark Insurance Company and Frost Bank dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:	July 2, 2015	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer